SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2003

Public Storage, Inc.

(Exact name of registrant as specified in its charter)

California	1-8389	95-3551121
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
(Address of principal executive office)		(Zip Code)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code    (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

On November 27, 2002, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (No. 333-101425) (the “Shelf Registration Statement”) of Public Storage, Inc. (the “Company”), which permits the Company to issue an aggregate of $900,000,000 of common stock, preferred stock, equity stock, depositary shares and warrants (the “Securities”).

Item 7.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit 1.1—Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 6.450% Cumulative Preferred Stock, Series X (the “Preferred Stock”).

Exhibit 3.1—Certificate of Determination for the Preferred Stock.

Exhibit 4.1—Form of Deposit Agreement Relating to the Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE, INC.

By:	/s/ DAVID GOLDBERG
David Goldberg Vice President

Date: November 6, 2003

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